                                                         EXHIBIT No. EX-99.a.9.a

                                   EXHIBIT A

                             D. L. BABSON BOND TRUST
                             RESTATED PROVISIONS OF
                       AGREEMENT AND DECLARATION OF TRUST

     WHEREAS,  D. L.  Babson  Bond  Trust is a common  law trust  organized  and existing under the laws of the state of Missouri, and,

     WHEREAS,   numerous   amendments  have  been  made  to  the  Agreement  and
Declaration  of Trust dated  November  2, 1944,  since its  inception,  and as a result,  the said Agreement and  Declaration of Trust has become  cumbersome and confusing to read and understand, and

     WHEREAS,  the Trustees  desire to incorporate the Agreement and Declaration of Trust together with the amendments into a single document;

     NOW,  THEREFORE,  the Agreement and  Declaration of Trust dated November 2,
1944,  as restated  March 31,  1988,  is hereby  amended and restated to read as follows:

                                    ARTICLE I

                CONCERNING THE TRUST AND ITS PURPOSES AND POWERS

     SECTION 1. The Trust  hereby  created  shall be known as D. L.  BABSON BOND
TRUST.  For  convenience  it is referred to in the Agreement and  Declaration of
Trust as the "Trust."  The Trustees  shall have the right and power from time to time to change the name of the Trust by  resolution  adopted  at any  regular or special meeting of the Trustees.

     SECTION 2. The objects and purposes of the Trust shall be to establish  and maintain  selected and  diversified  investments  in investment  securities,  to supervise and manage said investments, and, in furtherance but not in limitation of the foregoing,  to acquire, own, hold and dispose of investment securities as defined in ARTICLE II hereof.

     SECTION 3. The  Trustees  acting for and in behalf of the Trust  shall have power and authority:

          (a) to buy, sell, exchange, own, hold, transfer, assign, negotiate and otherwise acquire or dispose of and deal in and with investment securities, and while the  owners  thereof  to  exercise  all the  rights,  powers  and privileges of ownership thereof,  including;  without limitation, the right and privilege of voting,  in person or by proxy, upon all voting securities at any time and from time to time included  among the assets and properties of the Trust; and

          (b) in general to carry on any other  activity in connection  with the foregoing and to do any and all things necessary to promote the objects and purposes  of the  Trust to the  same  extent  as they  might or could do in respective personal and individual capacities.

     SECTION  4.  Notwithstanding  anything  contained  in  this  ARTICLE  I  or elsewhere in the Agreement and Declaration of Trust, the Trustees acting for and in behalf of the Trust may not and shall not:

          (a) purchase any investment  security for credit or on margin,  except such short-term credits as are necessary for the clearance of transactions;

          (b) participate on a joint or a joint-and-several basis in any trading account in securities;

          (c) sell any securities short;

          (d) borrow money, securities or other property in any event or for any purpose  whatsoever,  or issue any security senior to the shares authorized by the Trust Indenture;

          (e) lend  money,  securities  or other  assets  of the  Trust  for any purpose whatsoever,  provided however, that the acquisition of any publicly distributed securities shall not be held or construed to be the making of a loan;

          (f) mortgage, pledge, hypothecate or encumber in any manner whatsoever any investment securities at any time owned or held by the Trust;

          (g) underwrite or participate in the underwriting of any securities;

          (h) purchase shares of other  investment  companies except in the open market at ordinary  broker's  commission or pursuant to a plan of merger or consolidation;

          (i)  acquire  any  security  issued by any issuer in which an officer, director  or  stockholder  of such  issuer is a Trustee  of the Trust or an officer  or  director  of  a  principal  underwriter  (as  defined  in  the
     Investment  Company Act of 1940) if after the purchase of such security one or more of the Trustees owns  beneficially  more than one-half (1/2) of one per centum  (1%) of the  capital  stock of such  issuer  and such  Trustees together  own  beneficially  more than five per centum  (5%) of the capital stock of such issuer;

          (j) acquire any security of another issuer if immediately after and as a result of such  acquisition  the market value of such  securities of such other  issuer  shall exceed five per centum (5%) of the market value of the total  assets of the Trust or the Trust  shall own more than ten per centum
     (10%) of the outstanding voting securities of such issuer. This restriction does not apply to  securities  issued by the  United  States or any  state, county, or municipality thereof;

          (k)  invest  more  than  25% of the  value  of its  assets  in any one industry;

          (l) engage in the purchase or sale of real estate or commodities;

          (m)  invest in  companies  for the  purpose of  exercising  control of management;

          (n) purchase any securities  which are subject to legal or contractual restrictions;  i.e.,  restricted  securities  which may not be  distributed publicly without registration under the Securities Act of 1933.

                                   ARTICLE II

                 DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

     SECTION 1.  Definition of Certain  Terms.  As used in this  Declaration  of
Trust, the terms set forth below shall have the following meanings:

          (a)  The  "Act"  refers  to the  Investment  Company  Act of 1940,  as amended.

          (b)  "Beneficial  Shares," "Shares of Beneficial Interest" or "Shares"
               means the equal  proportionate  units of  interest  of any of the classes or series into which the beneficial interest of any class or  series of the Trust  shall be  divided  from time to time and
               includes   fractions  of  Beneficial  Shares  as  well  as  whole
               Beneficial Shares.

          (c)  "Beneficial Shareholder" or "Shareholder" means a record owner of
               Beneficial Shares of a class or series of the Trust.

          (d)  The term  "business  day" means a day on which the New York Stock
               Exchange is open for business.

          (e)  The term "distribution"  means an actual or constructive  payment to a Beneficial Shareholder in cash.

          (f)  The terms "gross income" as used herein is hereby defined to mean the gross  earnings  of any class or series of the Trust from all sources,  other than and excluding gains and losses realized from sales or other dispositions of that class or series' assets.

          (g)  "Investment  securities" shall be deemed to mean and include: (a)
               shares of capital stock,  bonds,  debentures,  debenture  stocks, participation  certificates,  script, notes and other securities,
               obligations   and   evidences  of  debt  of   corporations;   (b)
               certificates of deposit,  warrants and rights to subscribe for or purchase  any  of  the  foregoing,  including  commercial  paper, bankers'  acceptances,  variable  rate  master  demand  notes and repurchase  agreements;  (c)  obligations of the United States of
               America  or of any  state,  county,  township,  school  district, municipality or political  subdivision  thereof,  and obligations guaranteed as to both principal and interest by the United States of America; (d) U.S. dollar-denominated  securities issued in the
               United  States  by (1)  the  Canadian  Federal  Government  or by
               Canadian   Provincial   Governments   including   any  agency  or
               instrumentality  of  either  principal  and  interest  by  either government, and (2) Canadian corporations.

          (h)  The term "net income," as used herein,  is hereby defined to mean
               gross  income  less  taxes,   expenses   and  reserves   therefor
               including,  without  limitation,  all fees and  other  costs  and charges properly charged for the  administration  and maintenance of the Trust, or a class or series.

          (i)  "Person"  shall  mean  a  natural   person,   a  corporation,   a
               partnership,  an association,  a joint-stock  company, a trust, a fund or any organized  group of persons  whether  incorporated or not.

          (j)  The term  "Supplemental  Declaration  of Trust" or  "Supplemental
               Declaration"  means a  document  adopted by the  Trustees  at any regular or special  meeting  of the  Trustees  which sets forth a description  of any  Beneficial  Shares  or  class or  series  of
               Beneficial  Shares to be issued under this  Declaration of Trust, and which shall be annexed to this Declaration and made a part of
               it.

          (k)  The "Trustees"  means the original  individual  Trustees in their capacity  as  trustees  of  the  Trust  and  their  successor  or successors for the time being in office as such trustees.

          (l)  The terms "assignment,"  "interested person," a "majority vote of
               shareholders"   and  "Principal   Underwriter"   shall  have  the
               respective  meanings  set  forth  in  Section  2(a)(4),   Section
               2(a)(19),  Section  2(a)(42) and Section 2(a)(29) of the Act, and
               "Series  trust"  shall mean an entity such as that  described  in
               Section   18(f)(2)  of  the  Act,   and  subject  to  Rule  18f-2
               thereunder.

     SECTION  2.  Construction.  The  following  rules  shall  apply  concerning interpretation and construction of this Declaration of Trust:

          (a)  The  purpose of this  Declaration  of Trust is to  establish  the relationship of Trustee and Beneficiary  between the Trustees and
               Shareholders  defined herein. This Declaration of Trust shall not be construed to create any other type of  relationship or entity, including  but not  limited to a general or limited  partnership, corporation, or joint stock association.

          (b)  This  Declaration  of Trust shall be construed  under the laws of the State of Missouri.

          (c)  Unless  clearly  indicated  otherwise  within the context of this
               Declaration  of Trust,  the masculine  forms of words used herein shall be deemed to  include  the  feminine  and  neuter,  and the singular shall be deemed to include the plural.

          (d)  Headings of Articles, Sections, Paragraphs, or other subdivisions hereof are for  convenience  of reference  only, and shall not be deemed  to be of the  substance  of this  Declaration  of  Trust.
               Headings are placed herein for  convenience of reference only and in case of any conflict,  the test of this instrument rather than the headings, shall control.

          (e)  In this instrument or in any  Supplemental  Declaration of Trust, references to this instrument and all  expressions  like "herein"
               "hereof  and  "hereunder"  shall  be  deemed  to  refer  to  this
               instrument   as  amended,   restated  or  affected  by  any  such
               Supplemental Declaration of Trust.

                                  ARTICLE III

          CONCERNING THE SHAREHOLDERS AND THEIR SHARES AND CERTIFICATES

     SECTION 1. Shares of Beneficial  Interest.  The beneficial  interest in the
Trust shall at all times be divided  into an  unlimited  number of  transferable
Beneficial  Shares  of one or more  classes  or  series  as the  Trustees  shall designate from time to time by  Supplemental  Declaration.  Each such Beneficial
Share of each such class or series shall  represent an interest in that class or series of the Trust  equal  with each  other  Beneficial  Share of such class or series then  outstanding No Beneficial  Share shall have priority over any other
Beneficial  Share of the same  class or series No class or series of  Beneficial
Shares shall have any preference or priority to general assets of the Trust over any other class or series of  Beneficial  Shares.  The Trustee may, from time to time,  divide or combine  the  Beneficial  Shares of any class or series  into a greater or lesser  number of  Beneficial  Shares  without  thereby  changing the proportionate  beneficial  interests in such class or series,  or the respective priority or preference of such Shares and any other class or series

     SECTION 2. Purchase of Beneficial  Shares in the Trust.  The Trustees shall have power from time to time to accept  from any  person,  firm or  corporation, including any or all of the original Shareholders,  contributions in cash to the
Trust  from  such  persons  and on such  terms  as they  may  from  time to time authorize.  Each  contribution  shall be credited to the  individual  Beneficial
Shareholder's  account in the form of full and fractional  Beneficial  Shares of the Trust,  in such class or series as the purchaser  shall  select,  at the net asset value per Beneficial  Share next determined for such class or series after receipt of the contribution. Shares shall be issued hereunder only to or through a principal  underwriter  duly selected and appointed as provided by law, except that in the event of an offer of exchange or plan of reorganization permitted by law,  shares may be issued by the Trustees  without  utilizing the services of a principal underwriter,  and for a consideration other than cash provided that in no event shall shares be issued for consideration  other than cash provided that in no event shall shares be issued for  consideration  less than the  prevailing net asset value of the shares  already  issued and  outstanding as computed at a time in  accordance  with the pricing  provisions  hereinbefore  set out in this section.  Shares shall be issued only on business  days.  The  Trustees  may, in their sole discretion,  promulgate rules,  regulations and procedures  governing purchases of shares in the Trust or impose a sales charge or such other  charges as they deem necessary or proper, upon investments in the Trust.

     SECTION 3.  Ownership of  Beneficial  Shares.  The  ownership of Beneficial
Shares  shall be recorded on the books of the Trust or its transfer  agent.  The
Trustees may make such rules as they  consider  appropriate  for the transfer of
Beneficial  Shares and  similar  matters.  The record  books of the Trust or any transfer  agent,  shall be  conclusive  as to who are the holders of  Beneficial
Shares  and as to the  number  of  Beneficial  Shares  held by  each  Beneficial
Shareholder.  The Trustees,  in their discretion,  may authorize the issuance of
beneficial  share   certificates  and  may  promulgate   appropriate  rules  and
regulations with respect thereto.

     SECTION 4.  Certificate  Register.  The Trustees  shall keep and maintain a certificate  register  and shall  enter  therein  the name and  address  of each registered  owner or holder of certificates and with respect to each certificate the date of issue and the number of Shares  represented  thereby.  The  Trustees shall be entitled for all purposes to treat and deem the addresses  appearing on such  certificate  register as the true and correct  addresses of the respective
Shareholders.  Subject to the  provisions  of ARTICLE IV of this  Agreement  and
Declaration of Trust, the Trustees shall treat the Shareholder in whose name any certificate  is registered  as the absolute  owner of such  certificate  for all purposes.

     SECTION  5.  Pre-emptive  Rights.  Beneficial  Shareholders  shall  have no pre-emptive or other right to subscribe to any additional  Beneficial  Shares or other securities issued by the Trust or the Trustees.

     SECTION  6.  Decedent  Shareholder.  The death of a  Shareholder  shall not operate to terminate the Trust nor entitle the  representatives  of the deceased
Shareholder  to an accounting or to take any action  against the Trustees or the
Trust except in accordance  with the provisions of the Agreement and Declaration of Trust.  The  Shareholder  shall not be liable for any  assessments or for the payment  of any sum or sums of  money  other  than the  purchase  price of their respective Shares as set forth and provided herein.

     SECTION 7.  Record  Date.  The  Trustees  shall not have power to close the transfer  books for any  purpose but shall be  required,  in lieu of closing the transfer  books,  to fix in advance a date, not exceeding  forty-five  (45) days preceding  the  date of any  meeting  of the  Shareholders  or the  date for the payment of any dividend,  as a record date for determination of the Shareholders entitled  to notice of and to vote at any such  meeting,  or entitled to receive payment of any such dividend; and in such case such Shareholders,  and only such
Shareholders,  as shall be  Shareholders  of record on the record date so fixed, shall be entitled to notice of and to vote at such  meeting and any  adjournment thereof, or to receive payment of such dividend, notwithstanding any transfer of any Shares after such record date fixed as aforesaid.

                                   ARTICLE IV

                    SHAREHOLDERS MAY DESIGNATE A BENEFICIARY

     SECTION 1. Any Shareholder  shall have the right at any time to designate a beneficiary or beneficiaries  with respect to any Shares  registered in the name of such  Shareholder.  Such  designation  shall be substantially of the form and tenor as the  Trustees  shall  establish  by rule and shall  not be valid  until registered  with the  Trustees and such  registration  evidenced by signature in behalf of the Trustees by one of their authorized members, officers or agents.

     SECTION 2. Any such  designation of  beneficiary  shall be revocable by the
Shareholder  in his sole  discretion at any time during his  lifetime,  provided that the  Shareholder  shall  give to the  Trustees  written  notice of any such revocation and shall present his certificate to the Trustees for cancellation of the designation of beneficiary  thereon. The surrender of any certificate by the registered  owner or holder thereof for transfer shall,  ipso facto,  cancel and revoke any  designation of  beneficiary  with respect  thereto.  In event of the death of the Shareholder and upon proof thereof satisfactory to the Trustees the registered  beneficiary  alone shall be entitled to have and to exercise all the rights appertaining to such certificate and the Shares represented thereby.

     SECTION 3. In the event the beneficiary  shall  predecease the Shareholder, then the  designation of beneficiary  and all rights  thereunder of the deceased beneficiary  or  his  estate  or  assigns  shall  immediately  terminate  and be canceled.

                                   ARTICLE V

                    CONCERNING THE NET ASSET VALUE OF SHARES

     The net  asset  value  of a Share  of each  class or  series  of the  Trust outstanding  shall be  determined  not less  frequently  than the  close of each business day in accordance  with statutes,  regulations and rules of appropriate governmental  or  regulatory  agencies or  authorities,  applicable to regulated investment  companies  and such rules and  regulations  as The Trustees in their discretion, may promulgate.

                                   ARTICLE VI

                              SHARES ARE REDEEMABLE

     SECTION 1. Redemption of Beneficial Shares. A Beneficial Shareholder of the
Trust shall have the right,  subject to the  provisions  of this  Article VI, to require  the  Trust to redeem  his full and  fractional  Beneficial  Shares at a redemption price equal to the net asset value per Beneficial Share of such class or series next  determined  after  receipt of a request to redeem.  The Trustees shall  establish  such rules and  procedures  as they deem  appropriate  for the redemption  of  Beneficial  Shares  provided  that all  redemptions  are made in accordance  within  the  provisions  of the  Act,  as  amended,  and  rules  and regulations thereunder.

     SECTION 2. Any  Shareholder  may  surrender to the Trustees on any business day, for redemption;

          (a) a certificate or certificates representing Shares, bearing thereon a demand for redemption,  in  substantially  the form as the Trustees shall establish by rule or regulation, duly signed by such Shareholder, or;

          (b) in  the  case  where  Shares  are  held  in  open  account  and no certificates have been issued, a demand for redemption in substantially the form as the Trustees shall establish by rule or regulation,  duly signed by such Shareholder; and

the Trustees  shall redeem the same and pay  therefor,  out of the assets of the
Trust, to such  Shareholder or other person entitled  thereto,  in cash, the net asset  value  of the  surrendered  Shares  next  computed  and  effective  after acceptance of a proper  redemption  request,  less  expenses and taxes,  if any, incidental to such surrender.

     SECTION 3. Payment for Shares  surrendered for redemption  shall be made as soon thereafter as is practicable  and in any event,  shall be made within seven
(7) calendar days after such surrender for redemption,  except that the Trustees may suspend the right of  redemption or postpone the date of payment in whole or in part (i) during any period that the New York Stock  Exchange is closed (other than  customary  weekend or holiday  closing),  or  trading on the  Exchange  is restricted  as  determined  by  the  Securities  and  Exchange  Commission  (the
"Commission"), (ii) during any period when an emergency exists as defined by the rules of the Commission,  as a result of which it is not reasonably  practicable for the Fund to dispose of  securities  owned by it, or fairly to determine  the value of its  assets,  and (iii) for such other  periods as the  Commission  may permit.  Such  suspension  shall take effect at such time as the Trustees  shall specify but not later than the close of business on the business  day  following the  declaration  of  suspension,  and  thereafter  there  shall  be no right of redemption or payment until the Trustees shall declare the suspension at an end, except  that the  suspension  shall  terminate  in any event on the first day on which said Stock  Exchange shall have reopened for  unrestricted  trading or the period  specified  in (ii) or (iii)  above  shall have  expired.  In the case of suspension  of the right of  redemption,  a  Beneficial  Shareholder  may either withdraw his request for  redemption  or receive  payment based on the net asset value next determined after the termination of the suspension.

     SECTION 4. The Board of Trustees  may, in its  discretion,  establish  from time to time uniform rules for the closing of shareholder accounts, the value of which, by virtue of a partial liquidation,  has fallen below the minimum initial amount required of new Shareholders.

                                  ARTICLE VII

                CONCERNING THE TITLE AND CUSTODY OF TRUST ASSETS

     SECTION 1. The legal title to the Trust  assets and all avails and proceeds thereof shall at all times be vested in the Trustees.

     SECTION 2. Notwithstanding the provisions of Section 1 of this ARTICLE VII, the Trustees  shall  deposit with the  Custodian  all monies and other  property received by them hereunder, and the Custodian shall receive and keep the same as a special Trust Estate in the name of "D. L. Babson Bond Trust" or in such other name or names as the Trust may bear from time to time.  The Trust  Estate may be kept in one or more accounts as the Trustees shall  designate.  The Trustees may cause any of the trust  property  to be  transferred  into the name of, or to be acquired or held in the name of, the Custodian, or in the name of any nominee or nominees of the Custodian  satisfactory to the Trustees.  The Custodian may from time to time deposit monies of the Trust in such other banks or trust  companies and in such amounts as the Trustees may in writing  direct,  but subject only to the  draft  or  order of the  Custodian.  The  Custodian  shall  deliver  to the
Trustees, or on their written order and in accordance  therewith,  any or all of the properties and monies of said Trust Estate,  as the Trustees may at any time in  writing  require,  but  only in the  following  manner  and  subject  to the following provisions:

          (a) In  case  of  sale  of any  of  said  Trust  Estate  the  broker's notification  of  sale,  in  customary  form;  shall  be  delivered  to the
     Custodian  duly  identified  and  verified by the Trustees or by their duly
     appointed  and  authorized  agent  or   representative;   and  concurrently
     therewith there shall be delivered to the Custodian a check, draft or order for the payment to the  Custodian of the net proceeds of said sale as shown by said broker's  notification.  Such net proceeds shall be received by the
     Custodian and credited to said Trust Estate.

          (b) In case of exchange of any of said Trust  Estate,  the property or assets to be received in exchange  therefor,  or evidence of title thereof, shall be delivered to the Custodian  before the  Custodian  shall part with custody of the property so to be exchanged;  provided, however, that if any plan of exchange  shall  require the deposit of property with a depository, the Custodian,  upon instructions from the Trustees,  may deposit with such depository the trust  property to be exchanged,  taking the receipt of such depository therefor.

          (c) In case  funds are  needed  for the  purpose  of paying a dividend declared by the Trustees upon the Shares of the Trust,  the  certificate of the Trustees  evidencing  the  declaration of such dividend and stating the amount necessary to pay the same shall be furnished to the Custodian before the Funds are withdrawn from said Trust Estate.

          (d) In case Shares are  surrendered  to the Trustees for redemption in accordance  with  the  provisions  of  ARTICLE  VI  of  the  Agreement  and
     Declaration  of  Trust,  evidence  satisfactory  to  the  Custodian  of the
     surrender  and   cancellation   of  said  Shares  and  the  certificate  or
     certificates evidencing the same shall be furnished to the Custodian before the  redemption  price of said Shares is withdrawn or disbursed  out of the
     Trust assets.

          (e) In  case  funds  are  needed  for the  purpose  of  paying  taxes, compensation of the Custodian and Investment  Adviser,  if any,  management fees and  expenses,  if any,  of the  Trustees,  or any other  expenses  of administration  and operation of the Trust and the care,  preservation  and maintenance of the Trust assets, or for any other lawful purpose hereunder, the Trustees shall deliver to the Custodian  their  certificate  specifying the  amount so to be  withdrawn  and the person or persons to whom the same shall be paid.

The Custodian shall have no duty or responsibility whatsoever relative to movies or other property received by the Trustees and not deposited with the Custodian.
The Custodian  shall have no duty or  responsibility  whatsoever with respect to the disposition of monies or other property  delivered by the Custodian to or on the order of the Trustees in accordance  with the  foregoing  provisions of this
Section 2, and the  Custodian  shall not be  required  to request or receive any accounting  from the  Trustees.  The  Custodian  shall  receive  all  dividends, interest  and other income paid to it upon and with  respect to  properties  and assets of the  Trust  held by the  Custodian,  and shall  properly  credit  such receipts to said Trust Estate.

     SECTION 3. The Custodian  shall not have any duty or liability with respect to the management of the Trust assets,  but shall be liable only for the custody and  safekeeping  thereof in accordance with the provisions of Section 2 of this
ARTICLE  VII.  If any  action  directed  to be taken by the  Custodian  involves probable  expense,  costs  or  liability  upon the  part of the  Custodian,  the
Custodian may require the Trustees to indemnify it with respect thereto, and the furnishing of such indemnity shall be a condition precedent to the obligation of the  Custodian  to  comply  with such  directions.  The  Custodian  shall not be required  to look into or  investigate  the  propriety  of any action  which the
Trustees shall direct it to take with respect to the Trust assets nor to inquire into or ascertain  whether such action is within the powers of the Trustees,  it being specifically  provided hereby that full responsibility for the acts of the
Trustees shall be borne by the Trustees themselves and shall not in any event be borne either in whole or in part by the Custodian.

     SECTION  4.  The  Custodian  shall  not at any time or for any  purpose  be required to determine, ascertain, calculate, inquire into or investigate the net asset value of the Trust or the net asset  value of the Shares,  but the duty to determine,  ascertain and calculate the net asset value of the Trust and the net asset  value of the Shares  from time to time shall  rest  exclusively  upon the
Trustees.  In case any action or decision of the Custodian is conditioned in any way upon or has  reference to the net asset value of the Shares,  the  Custodian shall be entitled to, and shall rely  conclusively  upon the  certificate of the
Trustees with respect to such net asset value,  and the  Custodian  shall not be required  to make any inquiry or  investigation  into such net asset value other than to require the certificate of the Trustees with respect thereto.

     SECTION 5. The fiscal year of the Trust shall  commence on the first day of
December in each year,  or such other date as the  Trustees may set from time to time by resolution.

     SECTION 6. Not less often than  annually the Trustees  shall cause an audit to be made of the assets of the Trust and of the books,  records and accounts of the Trustees and the Custodian by independent certified public accountants.  Not less often than  semi-annually  the  Trustees  shall  prepare and submit to each
Shareholder a report of the operations of the Trust for the preceding semiannual period,  which reports shall set forth such information and financial statements as may be required by law or regulation.

     SECTION 7. The  appointment of  independent  certified  public  accountants shall be made each year by the  Trustees in the manner  prescribed  by law,  and each such appointment shall be subject to ratification by the Shareholders. Each such appointment  shall be conditioned upon the right of the Trust by a majority vote of the Shareholders to terminate such employment forthwith without penalty.
Each such accountant's  report and certificate  rendered shall be addressed both to the Trustees and to the Shareholders.

                                  ARTICLE VIII

          CONCERNING THE INVESTMENT AND MANAGEMENT OF THE TRUST ASSETS

     SECTION 1. There shall be vested in the Trustees, subject to the provisions of the Agreement and  Declaration of Trust,  the power and authority to make all decisions,  determinations  and  conclusions  with respect to the investment and reinvestment  of the assets of the Trust,  including,  without  limitation,  the power and authority to designate the investment  securities to be purchased from time to time and the amount or quantity thereof to be purchased,  the securities to be sold from time to time and the amount or quantity  to be sold,  the amount or quantity of cash to be kept on hand without  investment,  and  determinations concerning  the  selection,  acquisition,  holding and  disposition of the Trust assets,  and in general the power to fix and determine the investment  policy of the Trust.

     SECTION 2. The Trustees,  in their  discretion,  subject to ratification by the Shareholders, or the Shareholders by majority vote, at any annual or special meeting,  may appoint an Investment  Adviser duly and legally registered as such according  to the  provisions  of the laws of the  United  States.  There may be delegated  to any  Investment  Adviser so elected  and  appointed  the power and authority to make all decisions,  determinations and conclusions with respect to the  investment  and  reinvestment  of the assets of the Trust as set out in the foregoing  Section  1.  The  Trustees  and the  Custodian  shall  be  fully  and completely  protected in acting upon any and all of the  recommendations  of the
Investment  Adviser  from time to time  appointed  and  acting as such under the provisions of the  Agreement and  Declaration  of Trust,  subject  always to the provisions of the Agreement and Declaration of Trust,  provided,  however,  that the  Trustees  and  not  the  Investment  Adviser,  in the  absence  of  willful malfeasance  or  misfeasance,  bad faith or gross  negligence by the  Investment
Adviser in the  performance  of if its  duties,  or  reckless  disregard  by the
Investment  Adviser of its obligations and duties to the Trust,  shall be solely responsible  for complying with the  requirements of Section 4, ARTICLE I of the
Agreement and  Declaration  of Trust.  Neither the Trustees,  Custodian nor such
Investment  Adviser shall be liable or responsible for any errors or mistakes of judgment  in  connection  with  the  management  of  the  Trust  Assets  or  the determination  of the investment  policy of the Trust,  but shall be liable only for  their own  respective  willful  misconduct  or gross  negligence;  provided always,  that nothing herein  contained  shall protect or purport to protect any
Trustee  against any liability to the Trust or to its  Shareholders by reason of his willful  malfeasance,  bad faith,  gross negligence or reckless disregard of the duties involved in the conduct of his office;  and provided,  further,  that nothing  herein  contained  shall  protect or purport to protect the  Investment
Adviser against any liability to the Trust or its  Shareholders by reason of its willful  misfeasance,  bad faith, or gross  negligence in the performance of its duties or by reason of its  reckless  disregard  of its  obligations  and duties hereunder or under its contract of employment.

     SECTION 3. Every Investment  Adviser elected or appointed  according to the provisions of the foregoing Section 2 shall hold office subject to the rights of the Trustees and the Shareholders to terminate the employment of such Investment
Adviser and to remove the same. Any Investment  Adviser  appointed and acting as such under the  provisions of the Agreement  and  Declaration  of Trust shall be permitted to resign upon giving to the Trustees  written notice thereof not less than  thirty  (30) days prior to the date upon which such  resignation  shall be effective.  At or  prior  to the  effective  date of any  such  resignation  the
Investment  Adviser so resigning  shall turn over and deliver to the Trustees or to any successor Investment Adviser designated by the Trustees, all property and all books, records and documents and papers, if any, belonging to the Trust.

     SECTION  4. The  Trustees  shall at all times and with  diligence  keep the
Investment  Adviser,  if any, then appointed and acting as such hereunder  fully advised and  informed  concerning  the business and affairs of the Trust so that the  Investment  Adviser  shall at all times have on hand or available  all such facts,  information  and  data as may be  necessary  or  desirable  in  order to consider, determine and decide the investment policy of the Trust.

     SECTION 5. No Investment Adviser at any time appointed and acting hereunder shall have the right by any means or method to assign its contract of employment with the Trust or its position or employment  thereunder or under this Agreement and  Declaration of Trust to any other person,  firm or  corporation  and if any
Investment Adviser shall attempt or purport to assign its contract of employment or its position or  employment  thereunder or  hereunder,  the same shall,  ipso facto  terminate  its said  contract  and  employment.  For all purposes of this section the words "assignment" and "assign" shall include any direct or indirect transfer or hypothecation of a contract or any position or employment thereunder or hereunder,  or of a controlling  block if the assignor's  outstanding  voting securities  by a  security  holder of the  assignor;  but shall not  include  an assignment of partnership  interests  incidental to the death or withdrawal of a minority of the members of the  partnership  having only a minority  interest in the  partnership  business or the  admission to the  partnership  of one or more members  who after such  admission,  shall be only a minority of the members and shall have only a minority interest in the business.

     SECTION 6. The  Investment  Adviser,  if any,  appointed and acting as such under the provisions of the Agreement and Declaration of Trust shall be entitled to receive reasonable compensation for services performed, and such compensation or the rate  thereof  shall be fully set forth in the  contracts  of  employment submitted  to  the  Shareholders  for  ratification  from  time  to  time.  Such compensation,  or the rate thereof,  shall always be consistent and commensurate with the rate of  compensation  currently paid by others for services of like or similar nature.

     SECTION 7. The Trustees  elected and acting as such under the provisions of the Agreement and  Declaration of Trust shall be entitled to receive  reasonable compensation for their services with respect to the investment, reinvestment and general  management  of the  assets of the  Trust.  In  addition,  they shall be responsible for providing the Trust with such  administration  and  professional services as it may require and may pay reasonable compensation for such services to  themselves,  their  agents  and such  independent  contractors  as they deem necessary.

                                   ARTICLE IX

                    SHAREHOLDERS' MEETINGS AND VoTING RIGHTS

     SECTION 1. Annual  Meetings.  An Annual meeting of  Shareholders,  if held, shall be held at such time  during the month of  February as may be fixed by the
Trustees by resolution each year. At any Annual meeting,  the Shareholders shall elect a Board of Trustees and transact any other  business which may properly be brought before the meeting.  No Annual meeting of Shareholders shall be required in any year in which the only business to be transacted at such meeting does not require action by shareholders on any one or more of the following:

          (a)  the election of directors;

          (b)  approval of the investment advisory agreement;

          (c)  ratification of the selection of independent public accountants;

          (d)  approval of a distribution agreement.

     SECTION  2.  Special  meetings  of the  Shareholders  may be  called by the
Trustees  from time to time upon  their own  motion,  and shall be called by the
Trustees from time to time upon written request of any ten (10) Shareholders who possess the following qualifications:

          (a)  They must have been  Shareholders  of record for at least six (6)
               months; and

          (b)  They must hold in the aggregate,  shares having a net asset value of at  least  $25,000.00  or  their  Shares  must  amount  in the aggregate  to not less than one per centum  (1%) of the number of
               Shares then issued and outstanding hereunder,  whichever shall be the lesser.

     SECTION 3.  Notice.  Not less than ten nor more than ninety days before the date of every annual or special  Shareholders'  meeting, the Trustees shall give to each Shareholder  entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.

     SECTION 4. At each meeting of the  Shareholders a majority in number of the issued and  outstanding  Shares  entitled to vote  thereat,  represented  by the registered  owners  and  holders  thereof  in  person  or by  proxies,  shall be requisite and shall  constitute a quorum for the  transaction  of business.  All actions and  decisions  done or taken by the holders of a majority of the Shares present  in  person  or by  proxies  at any  meeting  at which a quorum  for the transaction  of business is present  shall be valid to all intents and  purposes and shall be deemed to be the action of the  Shareholders  in like  manner as if done or taken by the  holders of all of the issued and  outstanding  Shares.  At each  meeting of the  Shareholders  every  Shareholder  having the right to vote shall be entitled to vote in person or by proxy  appointed by an  instrument  in writing  subscribed by such Shareholder and bearing a date not more than six (6)
months prior to said meeting  unless said  instrument  provides that it shall be valid for a longer period.  Each Shareholder  shall have one vote for each Share registered in his name on the books of the Trustees and entitled to vote at said meeting.

     SECTION  5. If the  Trust  has more  than one  class or  series  of  Shares outstanding,  then each class or series shall vote  separately  on matters which affect that class or series.

                                   ARTICLE X

            CONCERNING THE TRUST INCOME AND DIVIDENDS TO SHAREHOLDERS

     SECTION 1.  Dividends  paid by any  corporation  out of  earnings  shall be treated as income,  except that stock  dividends  shall be deemed and treated as corpus or  principal  unless the  corporation  declaring  and issuing such stock dividends  shall  establish,  or has  established,  the practice of paying stock dividends  in lieu of or in  addition  to cash  dividends,  in which  cases  the
Trustees may treat stock  dividends  declared and issued in accordance with such established  practice as income and not as corpus. The Trustees shall have power to determine,  subject to the  provisions of the  Agreement and  Declaration  of
Trust, whether receipts shall be classified as income or corpus.

     SECTION  2.  (a)  The  Trustees  may  from  time to  time,  at  their  sole discretion,  declare and pay to the  Shareholders  dividends out of income,  net capital gains or profits realized or resulting from the sale,  exchange or other disposition of Assets.

     (b) The Trustees may from time to time, at their sole  discretion,  declare special  dividends  out of income or net  capital  gains or profits  realized or resulting from the sale, exchange or other disposition of Trust Assets, and may, in and by the  resolution  or  resolutions  declaring  such  special  dividends, provide that the same shall be paid to the persons then  occupying the positions of Trustees under this Agreement and  Declaration of Trust, as agents of and for the Shareholders,  and payment of any such dividend to such agents shall for all purposes be deemed and treated as if made direct to the  Shareholder;  provided, however,  that  such  agents,  as such,  and  acting  for and in  behalf  of the
Shareholder, shall forthwith upon receipt of such payment pay the full amount so received  into the  assets  of the  Trust in the  hands  of the  Custodian  as a contribution to the capital of the Trust by the Shareholders,  but no additional
Shares shall be issued in consideration  therefor,  and for all purposes the net asset value of the Trust and of the Shares shall be computed and  determined  as if such dividend had not been declared and paid.

     (c) The Trustees may, at their sole  discretion,  establish  such rules and procedures  and  delegate  such  authority  as they deem  necessary or proper to provide for payment of dividends on a periodic basis.

     SECTION  3.  The  Trustees  shall  prepare  and  mail to the  Shareholders, accompanying  each  distribution,  either  out of income  or out of net  capital gains,  a statement  disclosing the source of such  distribution  and such other information  and in such  form as may be  prescribed  or  required  by law.  The
Shareholders,   as  a  condition  precedent  to  their  right  to  receive  such distribution,  shall be required to comply  with all  provisions  of law and the lawful regulations of the Treasury  Department of the United States with respect to the taxation of  Regulated  Investment  Companies  insofar as the same impose requirements on the Shareholders.

                                   ARTICLE XI

                             CONCERNING THE TRUSTEES

     SECTION 1. The number of  Trustees  appointed,  elected  and acting as such under the Agreement and  Declaration  of Trust shall be three (3) or more as may be  determined  from time to time by the  Shareholders  at any annual or special meeting of the  Shareholders and shall all be of one class and shall serve until their respective successors are elected and qualified.

     SECTION  2. Any  Trustee  may be removed  at any time by an  instrument  of writing signed by all the other Trustees  setting forth the fact of such removal and the date upon which it is effective.  A copy of any such written  instrument removing the Trustee shall be lodged with the Custodian. Any Trustee may also be removed at any time by a majority vote of the Shareholders  present in person or by proxy at any annual or special meeting of the  Shareholders at which a quorum for the  transaction  of  business  is  present.  Notice  of the  action  of the
Shareholders  in removing  any Trustee  shall be given to the  Custodian  by the remaining Trustees.

     SECTION 3. Any Trustee may resign from office as such by written instrument signed by him and delivered to the other Trustees specifying the date upon which such resignation shall become effective. A copy of any such resignation shall be lodged with the Custodian.

     SECTION 4. In case of the death, resignation or removal of a Trustee, or in case a vacancy among the Trustees  shall exist for any reason,  the surviving or remaining  Trustees  shall  have  power  to fill  the  vacancy  by  electing  or appointing  to the  office  of  Trustee  such  other  person  as they  in  their discretion  shall see fit;  provided,  that the surviving or remaining  Trustees shall  have no power to fill  such  vacancy  unless at least  two-thirds  of the
Trustees  holding  office after such vacancy has been filled were elected by the
Shareholders. If at any time less than two-thirds of the Trustees in office were so elected by the  Shareholders,  the Trustees shall cause a special  meeting of the  Shareholders  to be  convened  within  thirty  (30) days for the  purple of ratifying any appointments made by the surviving or remaining  Trustees;  and if the  Shareholders  shall  fail or refuse to ratify  any such  appointments,  the vacancy  or  vacancies  shall be  filled  by the  Shareholders  themselves.  The
Trustees  shall  give  prompt  notice  to  the  Custodian  of  the  election  or appointment of a new Trustee or Trustees by any method,  and the Custodian shall always be entitled to rely  conclusively  upon the  certificate  of the Trustees concerning  the  identity  of the  persons  then  elected  and in office as such
Trustees

     SECTION 5. The  Trustees  in their  discretion  may  engage in,  prosecute, compromise,  abandon or adjust by arbitration, or otherwise, any actions, suits, proceedings,  disputes, claims, demands and other matters relating to the Trust, and out of the Trust assets to pay, or to satisfy any debts,  claims or expenses incurred  in  connection  therewith,  including  those of  litigation,  upon any evidence  that the  Trustees  may deem  sufficient,  including  any such matters relating to the Trust wherein any of the Trustees may be named individually, the subject  matter of which  arises by reason of business  for and on behalf of the
Trust.

     SECTION 6. The Trustees  may make,  adopt,  amend,  restate and repeal from time to time such rules, regulations,  resolutions,  by-laws and procedures, not inconsistent  with the provisions of the Agreement and  Declaration of Trust, as they may deem necessary or desirable for the management of the Trust and for the government of themselves, their officers, agents and employees. The Trustees may take any action with or without  meeting,  as they may determine.  The acts of a majority of the Trustees at any time duly elected or appointed  and in office as such under the provisions of the Agreement and  Declaration  of Trust,  shall be deemed and  construed  for all  purposes  as the lawful  acts and actions of the
Trustees in like manner as if done or taken by unanimous action of the Trustees

     SECTION 7. The  Trustees  shall have power and  authority  to appoint  such officers,  agents and  employees as the  business of the Trust may  require,  to define and delimit the powers and duties of such officers, agents and employees, and to fix and pay out of the funds of the Trust,  reasonable  compensation  for their  services as Trustees  and for the services of such  officers,  agents and employees.  All Trustees and their officers,  agents and employees  handling the funds, monies,  properties and assets of the Trust, or having access thereto but not including the Custodian,  shall be required to give bonds in such reasonable penal sums, respectively, as may be fixed by the Trustees.

     SECTION 8. Any Trustee shall have power and  authority to acquire,  own and dispose of Shares of the Trust and to be a  Shareholder,  in like  manner and to the same  extent  as if he were not a  Trustee.  Any  Trustee,  except as may be prohibited  by law,  may deal with the Trust in  relation  to any matter in like manner and to the same extent as if he were not a Trustee.

     SECTION  9. The  Trustees  shall  have  power and  authority  to enter into agreements or contractual  arrangements  on behalf of the Trust with  management companies,  investment advisors, accounting firms, banks or trust companies, and such other persons as may be necessary or proper to provide such services to the
Trust.

     SECTION  10.  No  recourse  shall  at any  time be had  under  or upon  any
contract,  instrument,  certificate,   undertaking,   obligation,  covenant,  or
agreement,  whether oral or written, made, issued or executed by the Trustees in pursuance of the terms of the  Agreement  and  Declaration  of Trust,  or by any
officer or agent of the Trustees, or by reason of anything done or omitted to be done by them or any of them, against the Trustees  individually,  or against any such  officer  or agent  or  against  any  Shareholder,  by  legal or  equitable proceedings,  or by virtue of any suit or  otherwise,  except only to compel the proper  application  or  distribution  of the Trust assets,  it being  expressly understood  and agreed that the  Agreement  and  Declaration  of Trust,  and all obligations  and  instruments  executed  hereunder  or pursuant  hereto,  by the
Trustees,  and any acts  done or  omitted  to be done by them,  are  solely  the obligations,  instruments,  acts and  omissions of, or in respect of, the Trust,
and  that  all  the  obligations,   instruments,   liabilities,   covenants  and
agreements,  acts of omission of the  Trustees,  as Trustees,  shall be enforced against and be  satisfied  out of the Trust  assets  only,  and all personal and individual  liability of Trustees,  except as herein stated, and of all officers and agents,  and of the  Shareholders,  is hereby  expressly waived and negated.
Nothing herein  contained  shall be construed as empowering or  authorizing  the
Trustees  to  contract  any debt or to do  anything  which  will bind any of the
Shareholders  or  any  of  the  Trustees  personally,   and  any  person,  firm,
corporation  or  association  contracting  or dealing with the Trustees shall be obligated to enforce any  obligation,  liability or covenant  with said Trustees against,  and be  satisfied  out of, the Trust  assets  only and not against any
Shareholder  or any  Trustees  personally.  Nothing  herein  contained  shall be construed  or deemed to  protect  or  indemnify,  or to  purport  to  protect or indemnify,  any  Trustee or any  officer or agent of the  Trustees  against  any liability  to the  Trust or to the  Shareholders  .to  which  any such  Trustee, officer or agent would  otherwise  be subject by reason of willful  misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office,  or by reason of any  liabilities  incurred under, or any violation by him of, the Securities  Act of 1933, as amended,  or the Investment
Company Act of 1940, or both said Acts.

     SECTION 11. No person, firm or corporation dealing with the Trustees or the
Trust shall be required to investigate the Trustees' authority for entering into any transaction or to see to the application of the proceeds of any transaction.

                                  ARTICLE XII

                            CONCERNING THE CUSTODIAN

     SECTION  1. The  Custodian  shall not be  liable  for the  exercise  of any discretion  or power or for  mistakes or errors of  judgment  nor  otherwise  in connection with the Custodianship except for its own willful misconduct or gross negligence. The Custodian shall be indemnified by the Trustees against all costs and expenses  (including  amounts of judgments where the  adjudication  does not involve a dereliction in the performance of its duties)  reasonably  incurred by or imposed upon the Custodian in connection  with or resulting  from any action, suit or  proceeding  to which it may be made a party by  reason  of its being or having  been the  Custodian,  except in  relation to matters in which a recovery shall be had  against it by reason of its having been  finally  adjudged in such action,  suit or  proceeding  to have been  derelict in the  performance  of its duties  as such  Custodian.  The  foregoing  right of  indemnity  shall  include reimbursement for the amounts and expenses,  including  attorneys' fees, paid in settling any such action,  suit or proceeding when settling appears to be in the interest  of the  Trust  and the  Trustees  shall  determine  there  has been no dereliction,  and shall not be exclusive of other rights to which the  Custodian may be entitled as a matter of law  Indemnification  for amounts of judgment and amounts paid by the Custodian to the Trust itself;

     SECTION  2.  Any  statement  or  certification  by the  Trustees  shall  be sufficient  if made by the Trustees or by a majority of the Trustees or by their duly  appointed  agent  or  agents  and  may be  accepted  by the  Custodian  as conclusive  evidence of all matters therein contained and the Custodian shall be protected  in any action  which it may take or refrain  from taking by reason of the supposed existence of such fact or matter;

     SECTION 3. The  Custodian  shall not be  responsible  for any breach by the
Trustees of any covenant contained in this Agreement and Declaration of Trust or any Supplemental Declaration of Trust pursuant thereto;

     SECTION  4. The  Custodian  shall not be  personally  liable for any taxes, assessments  or other  governmental  charges  imposed  upon or in respect of the
Trust assets or the income therefrom,  or upon it as Custodian hereunder,  under any  present  or future  law of the  United  States of  America or of any state, county, municipality or other taxing authority; and the Trustees shall reimburse the Custodian  for, and indemnify it against any and all liability  imposed upon it by reason of any of the  foregoing  matters  and the  trust  estate  shall be responsible and liable therefor;

     SECTION 5. The  Custodian  covenants  and agrees  that no person or persons nominated by it to hold any Shares of stock  constituting the Trust assets shall
(1) pledge,  sell or otherwise dispose of such Shares of stock, (2) exercise any right to vote or execute  any proxy to vote or  consent  with  respect  thereto, except as  instructed by the  Trustees,  or (3) receive,  hold or dispose of any income or proceeds from or out of, or distribution  upon or with respect to, any such  Shares of stock for his,  their or its account or  otherwise  than for the account of the Custodian;

     SECTION  6. The  Custodian  or any  successor  Custodian  may resign and be discharged of the  custodianship  hereunder upon giving thirty (30) days written notice thereof to the Trustees; provided that no resignation of the Custodian or any  successor  Custodian  shall  take  effect  until  (1) the  Trust  has  been completely  liquidated  and the proceeds of the  liquidation  distributed to the
Shareholders, or (2) a successor Custodian, having the qualifications prescribed in the Agreement and Declaration of Trust,  has been designated and has accepted such custodianship;

     SECTION 7. The  Custodian  shall be entitled to receive from the  Trustees, and the Trustees agree to pay to the Custodian,  all expenses  incurred and paid by the Custodian in performance of its duties hereunder and compensation for its services as Custodian in such  reasonable  amounts as may be agreed upon between the  Custodian  and the  Trustees;  provided  that  during the life of the Trust hereby created the Custodian,  if not otherwise remunerated,  may charge against and  collect  from the  income of the Trust,  and from the corpus  thereof if no income is available,  such fees for its services and such  reimbursement for its expenses as are provided for in the Agreement and  Declaration of Trust,  but no
such  charge  or  collection  shall  be made  except  for  services  theretofore performed or expenses theretofore incurred.

     SECTION 8. The Custodian or any successor may be removed at any time (a) by an  instrument in writing  signed by the Trustees,  or (b) by a majority vote of the  Shareholders  present  in person or  represented  by proxy at any annual or special  meeting of the  Shareholders  at which a quorum for the  transaction of business is present.

     SECTION 9. In case the Custodian or any successor custodian shall resign or be removed or a vacancy  shall  otherwise  occur in the  position  of  Custodian hereunder,  a successor  Custodian  shall be  appointed by the  Trustees.  Every
Successor Custodian shall execute and deliver to its predecessor last in office, and also to the Trustees,  an instrument  accepting such appointment  hereunder,
The acceptance of the appointment by any successor  Custodian and the receipt by it of the Trust  assets shall  constitute  a full and complete  discharge of the predecessor Custodian from any and all obligations hereunder.

     SECTION 10. The Custodian and every successor to the Custodian shall always be a bank or  trust  company  having  capital,  surplus  and  undivided  profits aggregating at least One Million Dollars  ($1,000,000.00),  or such other sum as may be required by any applicable law, rule or regulation.

                                  ARTICLE XIII

                            LOCATION OF TRUST RECORDS

     The original or a copy of this instrument and of each  Declaration of Trust
Supplemental  hereto  shall be kept at the  office of the Trust  where it may be inspected by any Beneficial Shareholder.  Anyone dealing with the Trust may rely on a  certificate  by a  Trustee  of the  Trust  as to  whether  or not any such supplemental Declarations of Trust have been made as to any matter in connection with the Trust  hereunder,  and with the same effect as if it were the original, may rely on a copy  certified  by a  Trustee  of the  Trust to be a copy of this instrument or of any such supplemental Declaration of Trust.

                                  ARTICLE XIV

                            TERMINATION OF THE TRUST

     SECTION 1. The Trust created by the Agreement and  Declaration of Trust may be terminated by the Trustees under the following conditions:

          (a) if the  net  assets  of  the  Trust  have  been  reduced,  through redemption  of  outstanding  Shares or otherwise to such an amount that, in the opinion of the Trustees it is impracticable to continue the Trust; or

          (b) if a vacancy in the position of Custodian  hereunder occurs and it is not possible to secure a successor Custodian; or

          (c) if there shall exist at the same time  vacancies in the  positions of three (3) or more Trustees  hereunder and the Shareholders shall fail or refuse to elect successor Trustees; or

          (d) if voted by the  registered  holders of a  two-thirds  majority or more of all the  outstanding  Shares,  present in person or  represented by proxy and  entitled to vote at any meeting of the  Shareholders  called for that purpose.

     SECTION 2. Upon  termination  of the Trust,  the Trustees shall notify each
Shareholder  thereof by mail,  or in such other manner as may be  prescribed  by law,  and shall  proceed to sell the Trust assets and convert the same into cash and apply the proceeds as follows:

          (a) to the payment of all prior costs,  expenses,  charges,  taxes and other obligations, entitled by law to priority of payment;

          (b) to  distribution  ratably among the  Shareholders in proportion to the numbers of Shares registered in their names respectively.

Upon termination of the Trust and final  distribution of the Trust's assets, the
Trustees  shall be discharged  from any and all further  liabilities  and duties hereunder  and the rights,  title and interest of all parties to the Trust shall be canceled and discharged.

                                   ARTICLE XV

         CONCERNING AMENDMENTS TO THE AGREEMENT AND DECLARATION OF TRUST

     SECTION 1. The  Trustees  may amend,  modify,  supplement  and  restate the
Agreement  and  Declaration  of Trust  from  time to time  with the  consent  or approval  of the  Shareholders  holding a majority of the Shares then issued and outstanding.  No such amendment,  modification,  supplement or restatement shall affect the validity of any lawful act theretofore done.

     SECTION 2. Notwithstanding the foregoing provisions,  the Trustees, without the consent or approval of Shareholders, may amend, alter, supplement or restate the Agreement and  Declaration of Trust in any respect  necessary or required to comply with any law now in effect or hereafter enacted, or any rule,  regulation or order of any lawfully constituted body or commission having jurisdiction.

     IN WITNESS  WHEREOF,  the  undersigned  have  executed  this  Agreement and
Declaration of Trust as of the          day of            , 1988.

                                                    Larry D. Armel, Trustee
                                                    Stephen W. Harris, Trustee
                                                    Alfred J. Hoffman, Trustee
                                                    Robert H. Lange, Trustee
                                                    Edward L. Martin, Trustee
                                                    Francis C. Rood, Trustee
                                                    William H. Russell, Trustee